UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                FORM 8-K/A (NO.3)

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 19, 2007

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

FLORIDA                                000-30392                   13-4172059
-------                                ---------                   ----------
(STATE OR OTHER JURISDICTION)    (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER
OF INCORPORATION)                                                IDENTIFICATION)


              335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142

                                       N/A

          (Former name or former address, if changed since last report)



     |_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 21, 2009, the Company's wholly owned subsidiary ESW Canada, Inc. (the "Borrower"), entered into an amendment to its secured commercial loan agreement (the "Agreement") with Royal Bank of Canada ("RBC") extending the term of the Agreement through April 30, 2010. The revolving facility available under the Agreement provides for up to $750,000 to finance future production orders (the "Credit Facility"). The Credit Facility is guaranteed by the Company and its subsidiary ESW Canada by pledge of their assets to secure RBC. The Credit Facility will bear interest at a base rate of one and a half percentage (1 1/2%) points above the Canadian prime rate. Under the Credit Facility, the Company and its subsidiary are responsible for customary cost and expenses and are subject to certain loan covenants.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS


     (c) Exhibits furnished with this report:


10.49 Form of Letter Agreement Amendment to Secured Commercial Loan Agreement by and between ESW Canada, Inc and Royal Bank of Canada dated as of August 21, 2009.




                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: August 26, 2009
                                      By:  /s/ DAVID J. JOHNSON
                                           ------------------------------------
                                           David J. Johnson
                                          Chief Executive Officer and President